EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. _____) on Form S-4 of our report dated April 15, 2010, relating to our audits of the consolidated financial statements of Atlantic BancGroup, Inc. and Subsidiaries appearing in the Prospectus, which is part of this Registration Statement of Jacksonville Bancorp, Inc.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

Mauldin & Jenkins, LLC

Albany, Georgia
July 30, 2010